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                                                                   EXHIBIT 10.77


                           LOSS PORTFOLIO TRANSFER
                      ASSUMPTION REINSURANCE AGREEMENT



                                   BETWEEN



              NARM MERCANTILE GROUP SELF INSURANCE ASSOCIATION

                     OF VIRGINIA HEREINAFTER REFERRED TO

                                AS THE "GSIA"

                                     AND

                     RISCORP NATIONAL INSURANCE COMPANY

                 HEREINAFTER REFERRED TO AS THE "REINSURER"
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                           LOSS PORTFOLI0 TRANSFER
                      ASSUMPTION REINSURANCE AGREEMENT



TABLE OF CONTENTS



ARTICLE I -   BUSINESS COVERED. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
ARTICLE 2 -   EFFECTIVE DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
ARTICLE 3 -   REINSURANCE PREMIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
ARTICLE 4 -   COOPERATION AMONG PARTIES; TRANSFER OF DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . .  3
ARTICLE 5 -   NOTICE OF ASSUMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
ARTICLE 6 -   ADMINISTRATION AND CLAIM PAYMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
ARTICLE 7 -   ASSESSMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
ARTICLE 8 -   DIRECT SUIT AGAINST THE REINSURER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
ARTICLE 9 -   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
ARTICLE 10 -  OTHER OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
ARTICLE 11 -  REQUIRED REGULATORY APPROVAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
ARTICLE 12 -  SUBROGATION AND REINSURANCE RECEIVABLES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
ARTICLE 13 -  ERRORS OR OMISSIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
ARTICLE 14 -  ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
ARTICLE 15 -  HONORABLE UNDERTAKING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
ARTICLE 16 -  TAX NEUTRALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
ARTICLE 17 -  GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                      A.       Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                      B.       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                      C.       Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                      D.       Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                      E.       Headings, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                      F.       Non-waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                      G.       Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                      H.       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8


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                           LOSS PORTFOLIO TRANSFER
                       ASSUMPTION REINSURANCE AGREEMENT
                 (Hereinafter referred to as the "Agreement")


                                   between

         NARM MERCANTILE GROUP SELF INSURANCE ASSOCIATION OF VIRGINIA

                   (Hereinafter referred to as the "GSIA")

                                     and

                      RISCORP NATIONAL INSURANCE COMPANY

                 (Hereinafter referred to as the "Reinsurer")

                         ARTICLE 1 - BUSINESS COVERED

A. The Reinsurer assumes by assumption reinsurance the Policies and the liability to pay all losses, including loss adjustment expenses, covered by Policies issued by the GSIA prior to October 1, 1996, to all policyholders, including all existing and incurred but not reported ("IBNR") claims covered by the Policies (hereinafter "Reinsured Claims"), subject to the terms and conditions contained herein.

B. The term "Policies" shall mean all binders, policies, contracts, certificates and other obligations, whether oral or written, of insurance issued by the GSIA to its member employers. It is understood and agreed that the Reinsurer is bound by all the terms and conditions of the GSIA's Policies as if the Policies had been issued by the Reinsurer.

C. The GSIA hereby transfers to the Reinsurer all rights the GSIA may have now or in the future under or with respect to the Policies, including, without limitation, the right to collect and adjust premiums, adjust and settle claims, deny coverage, rescind policies, etc.

                          ARTICLE 2 - EFFECTIVE DATE

     This Agreement shall be effective as of 12:01 a.m., Eastern Standard Time, October 1, 1996.

                       ARTICLE 3 - REINSURANCE PREMIUM

     The GSIA shall pay a premium equal to the sum of all of its assets as of the Effective Date in accordance with the following terms and conditions.


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However, Reinsurer acknowledges that policyholders of the GSIA have the right under Virginia law not to accept the transfer of their Policies to the Reinsurer, and that the reinsurance premium payable hereunder will be affected by the number of policyholders who do not accept the transfer. Prior to the Effective Date, the GSIA shall deliver to the Reinsurer a schedule of the specific investments and assets which the GSIA will use to pay the premium.
All investments shall be listed on the schedule at fair market value. As of the Effective Date, the GSIA shall transfer all scheduled investments and assets to the Reinsurer and shall execute all documents necessary to effectuate such transfer.

              ARTICLE 4 - COOPERATION AMONG PARTIES; TRANSFER OF
                                  DOCUMENTS

A. The parties hereto agree to act in good faith and cooperate with each other in effecting the assumption of the Reinsured Claims provided for in this Agreement. The parties shall take all actions necessary to assist each other in obtaining all regulatory approvals or responding to information requests of those insurance regulatory authorities asserting jurisdiction over the transactions herein described.

B. Upon demand by, and in accordance with instructions of the Reinsurer, the GSIA shall deliver originals or copies of all policy records and claims files pertaining to the Reinsured Claims and all other files and records incidental to the Reinsured Claims as are necessary for the Reinsurer to perform its obligations under this Agreement. The Reinsurer shall retain all policy records, claim files, and other documents received by it from the GSIA as required by applicable law. Upon reasonable notice, each of the Reinsurer and the GSIA will be entitled to reasonable access to the books and records of the other party at any reasonable time, but only to the extent such materials pertain to the business assumed and reinsured under this Agreement. Each party will pay its own expenses associated with any such review of the books and records. The GSIA will retain as its property all its original corporate records, including, without limitation, articles of incorporation, bylaws, minute books, and certificate of authority; provided, however, that the GSIA shall provide the Reinsurer with copies of all such documents upon the effective date hereof.

C. Whenever the GSIA receives any payments or communications, including notices of claims and proofs of loss, pertaining to the Reinsured Claims, it will forward such payments and communications promptly to the Reinsurer.

                       ARTICLE 5 - NOTICE OF ASSUMPTION

     As soon as practicable after the Effective Date, the GSIA will issue and deliver or cause its agents to deliver to the named insureds under the Policies an appropriate notice of transfer/assumption substantially in the form attached hereto. The Reinsurer will take all other necessary actions to assume the Reinsured Claims. The GSIA will cooperate fully with the Reinsurer in implementing such assumption, including, without limitation,



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executing any document reasonably necessary to evidence the completion of the transactions contemplated by the Agreement.

                 ARTICLE 6 - ADMINISTRATION AND CLAIM PAYMENTS

A. From and after the Effective Date, the Reinsurer will be solely liable for the administration and disposition of all aspects of the Reinsured Claims assumed by the Reinsurer including, without limitation, the defense, adjustment, settlement, and payment of all losses and expenses arising under or relating to the Reinsured Claims. The GSIA hereby grants and assigns to the Reinsurer full authority to administer such losses, claims, expenses, defenses, adjustments, settlements, and payments, and such matters will be under the Reinsurer's control and within its discretion. The Reinsurer will bear all expenses and costs incurred by it in connection with the administration and disposition of such losses, claims, expenses, defenses, adjustments, settlements, and payments.

B. The GSIA will cause all information and notices regarding the Reinsured Claims actually received by the GSIA after the Effective Date to be promptly reported to the Reinsurer or the Reinsurer's designated representative. The GSIA also will undertake any reasonable arrangements deemed necessary by the Reinsurer to ensure that all notices received by the GSIA after the Effective Date in connection with the Reinsured Claims are promptly delivered to the Reinsurer.

C. All losses and similar items regarding the Reinsured Claims that the Reinsurer determines to be payable will be paid directly and promptly by the Reinsurer.

                           ARTICLE 7 - ASSESSMENTS

In the event that an assessment is made against any present or former policyholders of the GSIA pursuant to Virginia General Statutes, the Reinsurer agrees to pay the full assessment on behalf of said policyholders. By this undertaking, the Reinsurer and the GSIA expressly intend to benefit as third party beneficiaries all present and former policyholders of the GSIA, and the Reinsurer agrees to be subject to suit by any policyholder as set out in
Article 8.

                ARTICLE 8 - DIRECT SUIT AGAINST THE REINSURER

     The Reinsurer hereby covenants and agrees that it may be sued for its actions after the Effective Date, in its own name, by insured under the Policies.

                         ARTICLE 9 - INDEMNIFICATION

     The Reinsurer agrees to defend, protect, indemnify and hold harmless the GSIA and its successors or assigns, against any liability, claim, loss or damage, including punitive damages, arising under or out of any of the Reinsured Claims reinsured hereunder or the transactions contemplated by this Agreement.



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                        ARTICLE 10 - OTHER OBLIGATIONS

     The Reinsurer shall also be responsible for any losses assessed against the GSIA or the Reinsurer. Such losses are defined as those liabilities (whether they constitute compensatory, incidental, exemplary or punitive damages) not covered under any other provision of this Agreement.

                  ARTICLE 11 - REQUIRED REGULATORY APPROVAL

     This Agreement remains subject to the approval of the Virginia Bureau of Insurance. The GSIA and the Reinsurer shall take all steps necessary to obtain requisite regulatory approval of this Agreement and the transaction described herein.

             ARTICLE 12 - SUBROGATION AND REINSURANCE RECEIVABLES

A. In the event of the payment of any loss by the Reinsurer under this Agreement, the Reinsurer shall be subrogated, to the extent of such payment, to all of the rights of the GSIA against any person or entity legally responsible for the loss. The Reinsurer is hereby authorized and empowered to bring any appropriate action in its own name or in the name of the GSIA to enforce such rights.

B. Any payments received by or due to the GSIA from any reinsurer of the GSIA which is payable on a Reinsured Claim shall become the property of and paid to the Reinsurer. If any payment is received by the GSIA which is to be credited to the Reinsurer under or with respect to any of the Reinsured Claims, the GSIA will immediately endorse (without warranty or recourse) and deliver to the Reinsurer such checks, drafts, or money intended as such payment, and until delivery of such items to the Reinsurer, the GSIA will treat any such checks, drafts, or money as the property of the Reinsurer held for the account of the Reinsurer. The Reinsurer and the GSIA will each use all commercially reasonable efforts to cause the transfer and assignment (as of the Effective Date) to the Reinsurer of all of the GSIA's rights, interests, and obligations under the GSIA's reinsurance agreements, if any, covering the risks, liabilities, and obligations of the GSIA under or with respect to the Reinsured Claims, including, without limitation, obtaining any necessary consents or approvals to such transfer and assignment by the reinsurers under any such reinsurance agreements effective as of the Effective Date. Any failure to receive the consents referred to herein will not relieve or diminish in any manner the Reinsurer's obligations under this Agreement.

C. The Reinsurer shall be authorized and entitled to file and pursue the collection of claims against the State of Virginia, Second Injury Fund, arising out of or resulting from Reinsured Claims (hereinafter "SIF Claims") to pursue the collection of SIF Claims filed by the GSIA prior to the Effective Date; and to collect, receive, and retain any monies



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paid in settlement of satisfaction of any SIF Claims filed by either the
Reinsurer or the GSIA.

                       ARTICLE 13 - ERRORS OR OMISSIONS

     Inadvertent delays, errors, or omissions made in connection with this Agreement or any transaction hereunder will not relieve either party from any liability that would otherwise have attached had such delay, error, or omission not occurred. Regardless, the responsible party will rectify each such delay, error, or omission as promptly as practicable after discovery.

                           ARTICLE 14 - ARBITRATION

A. Any dispute or other matter in question between the GSIA and the Reinsurer arising out of or relating to the formation, interpretation, performance, or breach of this Agreement, whether such dispute arises before or after termination of this Agreement, shall be settled by arbitration if the parties are unable to resolve the dispute through negotiation. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other.

B. Each party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either party refuses or neglects to appoint an arbitrator within sixty (60) days of receipt of a written notice of demand for arbitration, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty (60) days of their appointment, each of the arbitrators shall nominate three individuals. Each arbitrator shall then decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. The arbitrators shall be active or former officers of insurance or reinsurance companies; the arbitrators shall not have a personal or financial interest in the result of arbitration.

C. The arbitration hearings shall be held in Richmond, Virginia, or such other place as may be mutually agreed. Each party shall submit its case to the arbitrators within sixty (60) days of the selection of the third arbitrator or within such longer period as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow judicial formalities or the rules of evidence except to the extent required by governing law, that is, the state law of the situs of the arbitration as herein agreed; they shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both parties. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute which either party may have against the other. Judgement upon the award rendered may be entered in any court having jurisdiction thereof.



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D.   Each party shall pay the fee and expenses of its own arbitrator and attorneys and one-half of the fees and expenses of the third arbitrator. All other expenses of the arbitration shall be equally divided between the parties.

E. Except as provided above, arbitration shall be based, insofar as applicable, upon the Commercial Arbitration Rules of the American Arbitration Association.

                      ARTICLE 15 - HONORABLE UNDERTAKING

     This Agreement shall be construed as an honorable undertaking between the parties hereto not to be defeated by technical legal constructions, it being the intention of this Agreement that the fortunes of the Reinsurer shall in all cases follow the fortunes of the GSIA.

                         ARTICLE 16 - TAX NEUTRALITY

     The parties to the Agreement contemplate that as a result of or concurrent with the transfer of assets and liabilities contemplated hereby, the GSIA shall become entitled to a refund of certain taxes, and that the Reinsurer shall sustain a corresponding tax liability. Accordingly, and in order to render the transaction tax-neutral as to such refund, the GSIA hereby disavows any right to collect any tax refund to which it currently is or may become entitled, and assigns its rights to any such tax refund to the Reinsurer.

                       ARTICLE 17 - GENERAL PROVISIONS

A. Successors and Assigns. This Agreement shall inure to the benefit of and bind the GSIA and its successors and assigns and the Reinsurer and its successors and assigns. Neither this Agreement nor any right hereunder nor any part hereof may be assigned by any party hereto without the prior written consent of the other party hereto. Prior to any such assignment, the consent of all necessary regulatory authorities must be obtained.

B. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Virginia (without giving effect to principles of conflicts of laws) applicable to a contract executed and to be performed in such state.

C. Entire Agreement This Agreement supersedes all prior discussions and agreements between, and contains the sole and entire agreement between the GSIA and the Reinsurer with respect to the subject matter hereof.

D. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.



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E.   Headings, etc.  The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender will be deemed to include each other gender,
(b) words using the singular or plural number will also include the plural or singular number, respectively, (c) the terns "hereof" "herein," "hereby," and derivative or similar words will refer to this entire Agreement, and
(d) the conjunction "of"will denote any one or more, or any combination or all, of the specified items or matter involved in the respective list.


F. Non-waiver. The failure of either party hereto at any time to enforce any provision of this Agreement shall not be construed as a waiver of that provision and shall not effect the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

G. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligation of any party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision or by its severance added automatically as a part of this Agreement, a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.


H. Notices. Any notice or communication given pursuant to this Agreement must be in writing and will be deemed to have been duly given if mailed (by registered or certified mail, postage prepaid, return receipt requested), or if transmitted by facsimile, or if delivered by courier, as follows:

     To the GSIA:

            NARM Mercantile Group Self Insurance Association of Virginia 6800 Paragon Place, Suite 200
            Richmond, VA 23230
            Attention: Mr. Gurney Cowling, Jr., Chairman of the Board
            (804) 673-6116 or (800) 355-3596

     To the Reinsurer:

            RISCORP National Insurance Company
            600 Paragon Place, Suite 200
            Richmond, VA 23230
            Attention: Stephen Ficarra, Vice President
            (804) 673-6116 or (800) 355-3596



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All notices and other communications required or permitted under this Agreement that are addressed as provided in this paragraph will, whether sent by mail, facsimile, or courier, be deemed given upon the first business day after actual delivery to the party to whom such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such party or by the facsimile confirmation). Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives this 27 day of September, 1996.



ATTEST:                              NARM Mercantile Group Self Insurance
                                     Association of Virginia

Josephine A. Stephens                By: /s/ Gordey Cowring, Jr.
-----------------------------------     ----------------------------------------
                                     NAME: GORDEY COWRING, JR.
                                          --------------------------------------
                                     Title: CHAIRMAN OF THE BOARD
                                           -------------------------------------

ATTEST:                              RISCORP National Insurance Company

/s/ Lisa A. Hanewick                 BY: /s/ James A. Malone
-----------------------------------     ----------------------------------------
                                     Name: James A. Malone
                                          --------------------------------------
                                     Title: President
                                           -------------------------------------


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